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                                                                    Exhibit 10.2

                                    AGREEMENT

                  AGREEMENT made this 26th day of April, 1999 by and between TODD & COMPANY, INC. ("Todd"), a broker-dealer registered with the Securities and Exchange Commission (SEC) and a member of the NASD, with its principal offices at 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604, MAINSTREETIPO, LLC, a Delaware limited liability company ("LLC") to be incorporated as MAINSTREETIPO.COM, INC., and to be referred to herein as "MSI", with offices at Commerce Center, U.S. Highway 1, Suite 251, North Brunswick, New Jersey 08902, THOMAS K. LANGBEIN ("Langbein"), principal and sole owner of Todd and shareholder of MSI, JOSEPH SALVANI ("Salvani"), Chairman, CEO and President of MSI, and RALPH DELUCA ("DeLuca"), Vice President of MSI.

                  WHEREAS, MSI is about to engage in the business of providing posting space on its proprietary IP address (MainStreetIPO.com) to corporations to enable such corporations to post prospectuses related to self-underwritten public offerings or public offerings utilizing the services of a registered broker-dealer and member of the NASD; and

                  WHEREAS, Salvani and DeLuca are executive officers and shareholders of MSI and wish to offer Todd the opportunity to enable Todd to offer broker-dealer services to clients of MSI in connection with said public offerings; and

                  WHEREAS, Todd and Langbein are desirous of establishing a relationship with MSI to enable Todd to offer broker-dealer services to clients of MSI.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows.

                  1. Referrals. MSI, Salvani and DeLuca agree that for a period of thirty-six (36) months from the date of execution of this Agreement, Salvani and DeLuca shall recommend to all prospective MSI clients that such clients use the services of Todd in connection with their
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proposed public security offerings and in connection with any such referrals
Todd shall have the right to accept or reject such business proposed or introduced to Todd by Salvani and DeLuca.

                  2. Selling Group. Salvani and DeLuca further agree during the term of this Agreement to recommend to MSI clients which have already contracted with another broker-dealer other than Todd in connection with their public security offerings that such client include Todd as part of the selling group. Todd may accept or reject becoming part of a selling group.

                  3. No Warranties. Nothing contained herein is intended by MSI, Salvani or DeLuca to warrant or guarantee that Todd will receive any referrals or actual business from MSI clients and nothing contained herein shall bind Todd to accept such business.

                  4. Compensation. In consideration of the affiliation of MSI, Salvani and DeLuca with Todd, as a registered broker-dealer with the SEC and member of the NASD, MSI shall issue 900,000 of its shares of common stock to Langbein in accordance with Schedule A attached. Further, Todd agrees that in connection with any business introduced by MSI, Salvani or DeLuca, Todd shall first be entitled to receive and retain ten percent (10%) of the gross proceeds from such business and such additional amount as will fully reimburse Todd for its actual costs incurred in connection with such business. Thereafter, Todd, Salvani and DeLuca shall each receive a distribution of one-third of the balance. Nothing contained herein shall entitle Todd to retain Salvani's or DeLuca's share and Todd shall promptly make all such distributions. Notwithstanding anything herein to the contrary, no compensation as provided in this Agreement shall be due or payable by Todd to either or both of Messrs. Salvani or DeLuca if any such payments are in violation of the Rules and/or Regulations of the NASD.

                  5. Arbitration. The parties agree that all disputed controversies or claims arising out of this Agreement shall be arbitrated before the American Arbitration Association


                                       2
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pursuant to the Commercial Arbitration Rules of such Association in New York
City and judgment upon the award rendered by the Arbitration(s) may be entered in any Court issuing jurisdiction thereof.

                  The parties waive any and all rights they may have to arbitrate such disputes or claims before the Arbitration Department of the NASD.

                  IN WITNESS WHEREOF, the parties have hereunto set their hand and seal as of the date first above written.

                                           Todd & Company, Inc.


                                           By: _______________________________
                                               Thomas Langbein, President


                                           -----------------------------------
                                           Thomas Langbein, Individually


                                           MainStreetIPO, LLC, to be
                                           MainStreetIPO.com, Inc.


                                           By: _______________________________
                                               Joseph Salvani, Managing Member
                                               and President


                                           -----------------------------------
                                           Joseph Salvani, Individually


                                           -----------------------------------
                                           Ralph DeLuca, Individually


                                       3
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                                   SCHEDULE A


                        Thomas Langbein            660,000

                        Jeannine Langbein           75,000

                        Chris Langbein              75,000

                        William Langbein            45,000

                        George Langbein             45,000